Exhibit 99.3

                         ACTION BY WRITTEN CONSENT


     The undersigned UNR ASBESTOS-DISEASE CLAIMS TRUST ("Trust"), acting by written consent pursuant to Sections 228 and 271 of the Delaware General Corporation Law ("DGCL"), does hereby adopt the following resolutions effective December 31, 2002:

     WHEREAS, ROHN Industries, Inc. ("ROHN") has entered into an Asset Purchase Agreement dated December 31, 2002 (the "APA") pursuant to which ROHN and certain of its subsidiaries would sell certain assets of ROHN (including certain assets owned by ROHN subsidiaries) to FOGSON, L.L.C., a Delaware limited liability company ("Fogson") formed by certain of the Lenders to ROHN and its subsidiaries under the draft Amended and Restated Credit Agreement dated as of December 31, 2002 (the "Credit Agreement"); and,

     WHEREAS, the Board of Directors of ROHN has approved and adopted the sale of such assets, which may constitute the sale of substantially all ROHN's assets for purposes of Section 271 of DGCL, to Fogson, upon the terms and subject to the conditions set forth in the APA; and

     WHEREAS, the Company has requested that the Trust, in its capacity as majority stockholder of ROHN, consent to the transactions contemplated by the APA in accordance with Delaware law; and,

     WHEREAS, the Trust, in its capacity as majority stockholder of ROHN, is willing to consent to the transactions contemplated by the APA;

     NOW, THEREFORE, BE IT

     RESOLVED, that the Trust, in its capacity as majority stockholder of ROHN, hereby consents to the transactions contemplated by the APA.

                                        UNR ASBESTOS-DISEASE CLAIMS TRUST



                                        By:   /s/ Michael E. Levine
                                           ------------------------------------
                                           Name:  Michael E. Levine
                                           Title: Trustee